November 17, 2008

Reporters May Contact:
Kelly Polonus, Great Southern Bank, (417) 895-5242
kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. Selected for Preliminary Approval for up to
$60 Million from the U.S. Treasury’s Capital Purchase Program

Voluntary Capital Purchase Program Provides Capital to Healthy Financial Institutions

Springfield, Mo. – (PR Newswire) – (NASDAQ:GSBC) - Great Southern Bancorp, Inc. (NASDAQ:GSBC), the holding company for Great Southern Bank, announced today that it has been selected and preliminarily approved to participate in the U.S. Treasury’s voluntary Capital Purchase Program, subject to standard closing conditions. The Capital Purchase Program, a part of the Emergency Economic Stabilization Act of 2008, is designed to provide capital to healthy financial institutions, thereby increasing confidence in the banking industry and increasing the flow of financing to businesses and consumers.

Great Southern President and CEO Joseph W. Turner commented, “We are pleased to have been selected among healthy financial institutions to participate in this important program. While our Company is ‘well capitalized’ by all regulatory benchmarks, this investment would enhance Great Southern’s capital position. Additional capital would expand our ability to provide appropriate lending to businesses and consumers and would provide greater flexibility in considering opportunities that will likely become available as the industry evolves.”

As a potential participant in the program, the Treasury would invest up to approximately $60 million in senior perpetual preferred stock of Great Southern Bancorp with warrants to purchase shares of Great Southern common stock as provided for in the Capital Purchase Program guidelines. The preferred stock sold to the Treasury would carry a 5% coupon for five years, and 9% thereafter. The warrants would expire in 10 years. The Company’s participation is subject to a review of the program’s terms and conditions.

A summary of the Capital Purchase Program can be found on the Treasury’s web site at www.ustreas.gov/initiatives/eesa.

With total assets of $2.5 billion, Great Southern offers banking, investment, insurance and travel services. Headquartered in Springfield, Mo., Great Southern operates 39 retail banking centers and 170 ATMs throughout southwest, west and central Missouri. The company also serves lending needs through loan production offices in Overland Park, Kan., Rogers, Ark., and St. Louis.  Great Southern Bancorp is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select stock exchange.

www.greatsouthernbank.com

Forward-Looking Statements

When used in future filings by the Company with the Securities and Exchange Commission (the "SEC"), in the Company's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result" "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, the Company's ability to access cost-effective funding, fluctuations in real estate values and both residential and commercial real estate market conditions, demand for loans and deposits in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake-and specifically declines any obligation- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.